INVESCO BALANCED RISK RETIREMENT 2050 FUND                         SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        23

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               419

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class A5              301
          Class B                58
          Class C                87
          Class C5               79
          Class R               172
          Class R5               26
          Class Y                25
          Institutional Class     1

74V.    1 Net asset value per share (to nearest cent)
          Class A               $7.35

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class A5              $7.35
          Class B               $7.27
          Class C               $7.28
          Class C5              $7.27
          Class R               $7.32
          Class R5              $7.32
          Class Y               $7.36
          Institutional Class   $7.36